                                                 EXHIBIT 20.9

                           UCFC Acceptance Corporation
                  Home Equity Loan Pass-Through Certificates
                           Series 1996-C1 and 1996-C2

                         Statement To Certificateholders


  Distribution Date:     February 18, 1997


  LOAN GROUP 1 PRINCIPAL BALANCE:         288,092,191.33
  TOTAL PRINCIPAL:                          3,838,600.61
  PREPAYMENTS:                              3,263,451.38
  NET LIQUIDATION PROCEEDS:                         0.00
  TOTAL INTEREST:                           2,918,443.76

  LOAN GROUP 2 PRINCIPAL BALANCE:         191,924,228.39
  TOTAL PRINCIPAL:                          1,721,810.75
  PREPAYMENTS:                              1,573,484.38
  NET LIQUIDATION PROCEEDS:                         0.00
  TOTAL INTEREST:                           1,649,459.28


  SUBSTITUTION AMOUNTS GROUP 1:                     0.00
  LOAN PURCHASE PRICES GROUP 1:                     0.00

  SUBSTITUTION AMOUNTS GROUP 2:                     0.00
  LOAN PURCHASE PRICES GROUP 2:                     0.00

  RESERVE ACCOUNT BALANCE:                 17,349,561.83

  SPECIFIED RESERVE ACCOUNT REQUIREMENT:   31,250,000.00

  CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
      AS OF THE CURRENT PAYMENT DATE:               0.00

  SUBORDINATED AMOUNT
      AS OF THE CURRENT PAYMENT DATE:      85,000,000.00

  GROUP 1 INSURED PAYMENT RELATING
   TO THE CURRENT PAYMENT DATE:                     0.00
  GROUP 2 INSURED PAYMENT RELATING
   TO THE CURRENT PAYMENT DATE:                     0.00


                                 TOTAL       TOTAL
                                 ACCRUED     DUE
                                 -------     -----------
  SERVICING FEES GROUP 1:        121,637.83   92,934.45
  SERVICING FEES GROUP 2:         80,685.85   64,149.35

  GUARANTEE FEES DUE GROUP 1:                682,793.42
  GUARANTEE FEES DUE GROUP 2:                289,009.22

                (c) COPYRIGHT 1997 Bankers Trust Company

                          UCFC Acceptance Corporation
                 Home Equity Loan Pass-Through Certificates
                          Series 1996-C1 and 1996-C2

                        Statement To Certificateholders

  Distribution Date:  February 18, 1997

  GROUP 1 REALIZED LOSSES FOR THE RELATED
      REMITTANCE PERIOD:                                          0.00
  GROUP 1 CUMULATIVE REALIZED LOSSES
      AS OF THE CURRENT PAYMENT DATE:                             0.00


  GROUP 2 REALIZED LOSSES FOR THE RELATED
      REMITTANCE PERIOD:                                          0.00
  GROUP 2 CUMULATIVE REALIZED LOSSES
      AS OF THE CURRENT PAYMENT DATE:                             0.00

  CLASS A-1 LIBOR RATE FOR THE RELATED
      ACCRUAL PERIOD:                                           5.6100%

  CLASS A-7 LIBOR RATE FOR THE RELATED
      ACCRUAL PERIOD:                                           5.8000%



  DELINQUENT AND                                                           LOANS
  FORECLOSURE LOAN             30 TO 59       60 TO 89      90 AND OVER    IN
  INFORMATION                  DAYS           DAYS          DAYS           FORE-
                                                                           CLOSURE
----------------------------------------------------------------------------------

PRINCIPAL BALANCE-GROUP 1      8,018,050.79   3,588,001.46   3,015,948.73  0.00
NUMBER OF LOANS                         197             69             63     0

PRINCIPAL BALANCE-GROUP 2      5,296,082.05   2,853,669.86   2,134,854.30  0.00
NUMBER OF LOANS                          83             41             31     0

AGGREGATE PRINCIPAL BALANCE   13,314,132.84   6,441,671.32   5,150,803.03  0.00
AGGREGATE NUMBER OF LOANS               280            110             94     0

  Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
        are Included in the Delinquency Figures.
------------------------------------------------------------------------------


  LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                              21

  PRINCIPAL BALANCE OF LOANS IN
    BANKRUPTCY PROCEEDINGS-GROUP 1:                           1,001,289.14

  LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                               8

  PRINCIPAL BALANCE OF
    LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                    461,605.40

  REO LOANS - GROUP 1:                                                   0
  PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                           0.00

  REO LOANS - GROUP 2:                                                   0
  PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                           0.00

  BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                           0.00
  REO PROCEEDS:                                                       0.00

  REO PROPERTY MATTERS:            (SEE ATTACHMENTS, IF ANY)

  OTHER FORECLOSURE INFORMATION:   (SEE ATTACHMENTS, IF ANY)

                                  (c) COPYRIGHT 1997 Bankers Trust Company

                     UCFC Acceptance Corporation
             Home Equity Loan Pass-Through Certificates
                      Series 1996-C1 and 1996-C2

                    Statement To Certificateholders

  Distribution Date:     February 18, 1997



  CLASS A-1 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-2 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-3 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-4 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-5 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-6 INTEREST SHORTFALL AMOUNT:                            0.00
  CLASS A-7 INTEREST SHORTFALL AMOUNT:                            0.00


  CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                           0.00
  CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                           0.00

  CLASS A-1 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-2 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-3 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-4 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-5 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-6 CARRY-FORWARD AMOUNT:                                 0.00
  CLASS A-7 CARRY-FORWARD AMOUNT:                                 0.00

                              (c) COPYRIGHT 1997 Bankers Trust Company